Exhibit 10.22

Notice of Amendment to Outstanding Options
Granted under the Derby TopCo, Inc. 2019 Stock Incentive Plan

, 2024

Dear           :

As you know, Waystar Holding Corp., formerly Derby TopCo Inc. (“Waystar”), publicly filed a registration statement (the “S-1”) for shares of common stock of Waystar with the Securities and Exchange Commission in anticipation of a sale of shares of common stock of Waystar to the public (if consummated, the “IPO”).

You are receiving this notice because you were granted options to acquire shares of common stock of Waystar (your “2019 Plan Options”) under the Derby TopCo, Inc. 2019 Stock Incentive Plan, as amended (the “2019 Plan”). All capitalized terms not otherwise defined in this notice will have the same meaning as set forth in the 2019 Plan.

In connection with the IPO, the Committee has approved, and will make, certain amendments to your 2019 Plan Options in order to ensure appropriate treatment in the IPO and to improve the terms of such options in certain respects. Specifically, upon the consummation of the IPO (the “IPO Date”), the 2019 Plan Options will be amended as follows:

•	Notwithstanding Section 6 of the Option Agreement(s) evidencing the award of your 2019 Plan Options (your “Option Agreement(s)”), from and after the consummation of the IPO, the Option Stock (as defined in your Option Agreement(s)) will no longer be redeemed for Class A-2 units of Parent (as defined in your Option Agreement(s)) and instead you will be permitted to retain the Option Stock.

•	With respect to any Performance-Vesting Options (as defined in your Option Agreement(s)) granted to you under your Option Agreement(s), in addition to the vesting terms applicable thereunder, and notwithstanding anything in Section 3(a) of your Option Agreement(s) to the contrary, if you undergo a Qualified Termination (as defined in your Option Agreement(s)) on or prior to the first Open Window Commencement Date (as defined in your Option Agreement(s)) occurring following the IPO Date, the Tail Period (as defined in your Option Agreement(s)) with respect to such Performance-Vesting Options will be extended until the later of such Open Window Commencement Date and the expiration of the Tail Period calculated without regard to the amendments described in this notice (the “Original Tail Period”), such that you may still vest in such Performance-Vesting Options with respect to any Measurement Date(s) (as defined in your Option Agreement(s)) occurring through and including the Open Window Commencement Date, subject to satisfaction of applicable performance hurdles; provided; however, that, if any Measurement Date occurs outside of the Original Tail Period, the number of Performance-Vesting Options that will be eligible to vest in connection with such Measurement Date will equal the number of Performance-Vesting Options granted to you under your Option Agreement(s) multiplied by a fraction, the numerator of which equals the number of days elapsed from the Effective Date (or if your employment or service with the Service Recipient commenced following the Effective Date, the date such employment or service commenced) through the date of such Qualified Termination, and the denominator of which is 1,825.

•	For purposes of calculating Sponsor Cash Amounts (as defined in your Option Agreement(s)) in connection with any Open Window Commencement Date, the value of all IPO Securities (as defined in your Option Agreement(s)) held by the Sponsor Group (as defined in your Option Agreement(s)) as of such Open Window Commencement Date will be calculated using only a per share price equal to the volume-weighted average share price of the IPO Securities over the 20-trading day period ending as of the Open Window Commencement Date.

•	If you undergo a Termination as a result of your death, you will be permitted to “net exercise” your 2019 Plan Options without the need for additional Committee approval. [Further, if, during the last thirty (30) days of the applicable Option Period, trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), you will be permitted to “net exercise” your 2019 Plan Options without the need for additional Committee approval. For the avoidance of doubt, nothing in this notice will affect your right to “net exercise” your 2019 Plan Options without the need for additional Committee approval following a Qualified Termination as provided for in your Option Agreement(s).]

•	[If you undergo a Qualified Termination, each of your outstanding vested 2019 Plan Options shall remain exercisable for one hundred eighty (180) days thereafter (but in no event beyond the expiration of the Option Period).]

•	References to “Derby TopCo Inc.” under the 2019 Incentive Plan and your Option Agreement(s) are replaced with “Waystar Holding Corp.”.

Please note that no further action is needed on your part to effectuate the amendments described herein. We thank you for all your efforts in Waystar reaching this historic moment!

Sincerely,

Waystar Holding Corp.